Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

The certification set forth below is being submitted in connection with the Quarterly Report of First Data Corporation on Form 10-Q for the period ended September 30, 2018 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Frank Bisignano, the Chief Executive Officer of First Data Corporation, certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First Data Corporation.

Date:	October 31, 2018	/s/ Frank Bisignano
Frank Bisignano Chief Executive Officer